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                                                                   EXHIBIT 10.23

                          SERVICING ESCROW AGREEMENT


DATED:            October 12, 1993

BETWEEN:          Jewel W. Kintzinger                        "Buyer"

AND:              TRENDWEST RESORTS, INC.                    "Seller"
                  4010 Lake Washington Blvd. #210
                  Kirkland, WA  98033

AND:              SAGE SYSTEMS, INC.                         "Escrow Agent"
                  555 116th Ave. NE
                  Bellevue, WA  98004


         Pursuant to the terms of the Purchase Agreement between the Buyer and Seller dated October 12, 1993 (the "Agreement"), the Buyer has agreed to purchase $1,700,000.00 of Seller's contracts receivable or collateral notes ("Acquired Purchase Contracts"). Payment of the Acquired Purchase Contracts are secured by security interests and liens in certain beneficial property interests in condominiums and resorts, as more fully described in the Agreement.

         The Escrow Agent is responsible for collecting payments under the Acquired Purchase Contracts purchased from TRENDWEST RESORTS, INC. This agreement provides for the designation of a Lock Box Agent which collects the funds and forwards the funds directly to the Buyer for the account of the Buyer. Seller has delivered the Purchase Contracts Receivable described in the Agreement to the Escrow Agent.

         This agreement requires the establishment of a reserve pool of purchase contracts receivable in the amount of $10,000.00 at any time in order to facilitate the replacement contracts described in Section 3 herein. Seller has established this reserve pool.

         The parties desire to establish a procedure pursuant to which Escrow Agent holds the Acquired Purchase Contracts, collects the payments, disburses the funds to the Buyer and Seller according to the terms herein, submits reports regarding payment status and makes demands upon the reserve pool established by Seller when required under this agreement.

         NOW, THEREFORE, the parties agree that Escrow Agent holds the Acquired Purchase Contracts described in the Agreement and instruments delivered pursuant thereto, subject to the following terms and conditions:

1. Seller will deliver to Escrow Agent, as agent of the Buyer, all Acquired Purchase Contracts designated as part of this purchase, and Escrow Agent will hold the same on Buyer's behalf, to perfect Buyer's security interest related thereto

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         and otherwise as directed by the Buyer pursuant to the Agreement and related documents.

2. The Escrow Agent shall collect all principal and interest and other payments under the Acquired Purchase Contracts when and as they become due from the various obligors and remit the monies to the Buyer and Seller as described herein on or before the fifth (5th) day of each month.

3. The Escrow Agent shall keep and maintain proper books of record and account in which full, true, and correct entries shall be made of all transactions relating to the Acquired Purchase Contracts.

4. The Escrow Agent shall submit reports to the Buyer and Seller covering all transactions relating to the Acquired Purchase Contracts during each calendar quarter (monthly if possible). Such reports shall be submitted not later than the 15th day of January, April, July, and October each year for the respective preceding calendar quarters.

5. Seller will continue to assure that a Lock Box Agreement remains in full force and effect and that the Lock Box Agent reports regarding payments received, including without limitation failures to make payments, or late payments and charges, identifying the particular Timeshare Interest and Acquired Purchase Contracts.

6. Seller shall assure that real properties taxes are paid as they become due and fire/hazard insurance is furnished and maintained for the benefit of the Seller on each property related to the Acquired Purchase Contracts.

7. The Seller shall promptly notify the Buyer if and when any of the following events or conditions affecting any of the Acquired Purchase Contracts shall come to Seller's attention.

         (a) Any loss or damage by fire or other hazard to properties covered by the Acquired Purchase Contracts.

         (b) Any deterioration or waste suffered or committed in respect to any such property.

         (c) Any other matter which would adversely affect the value of any such property.

         (d) Any failure of any obligor to make payment within the grace period provided in the Acquired Purchase Contracts or other failure continuing for more than 30 days to perform any covenant or other obligation contained in the Acquired Purchase Contract which in Seller's judgment requires enforcement against the obligor.


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         (e)  Any claim of default by any "Timeshare Purchaser" under an
              Acquired Purchase Contract.

         (f) The institution by or against any Timeshare Purchaser of any bankruptcy or other insolvency proceedings.

8. Escrow Agent will review the report submitted by the Lock Box Agent and determine whether any payment due under any Acquired Purchase Contract held by Escrow Agent is delinquent for more than 90 days. If any Acquired Purchase Contract is delinquent with respect to payment for more than 90 days, then Escrow Agent shall immediately demand of Seller a replacement Qualified Purchase Contract of the same or greater value. "Qualified Purchase Contract" shall be defined as a contract receivable or collateral note owned by Seller that is not in default or is not subject to any of the specific events described in Paragraph 7 herein. Escrow Agent shall notify the Buyer of the demand. If Seller fails to provide a Qualified Purchase Contract of the same or greater value (such qualification and value to be determined by Seller) within 15 days after demand, then Escrow Agent shall notify Seller and the Buyer in writing of the failure. In the event the Seller submits a Qualified Purchase Contract from the reserve pool described above, the Seller shall restore the reserve pool to the $50,000.00 level described hereinabove. Escrow Agent is not required to do more than send the demand and other notices described in this Agreement, and in particular is not required to bring suit or otherwise take any action with respect to any failure to respond to written notices or demands.

9. Upon tender of Qualified Purchase Contract, Escrow Agent will assure that Seller receives the original Acquired Purchase Contract and all other documents described as an "Acquired Purchase Contract" under this agreement. The Buyer will deliver to or otherwise make available to Seller any purchase agreements, security agreements, or copies thereof and other documents in its possession as Seller may reasonably need to enforce the same against any obligor or Timeshare Purchaser. A copy of the standard documents used are attached hereto as exhibits.

10. Seller shall not add to, modify, or waive any of the terms, conditions, or other provisions of any of the Acquired Purchase Contracts without the prior written consent of Buyer.

11. For the services rendered hereunder, Seller agrees to pay Escrow Agent any and all escrow fees to set up or replace Acquired Purchase Contracts held in the escrow.

12. Seller shall perform all services required hereunder without further charge, and may retain, provided Seller is not in default under the Agreement or any agreement related thereto:


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         (a)  Fifty percent of any late payment charges arising by failure of the Timeshare Purchaser to make timely payments of principal and interest.

         (b) Fees for change of ownership, substitution of insurance policies, modifications, mortgagee's statements, other default penalties and amounts payable by Timeshare Purchasers, and any other fees or charges arising out of the servicing of the Acquired Purchase Contracts.

              Prepayment penalties, if any, shall be paid to the Buyer.

13. The Buyer shall have the option at any time upon notice to Seller and Escrow Agent to terminate this servicing arrangement and to service the Acquired Purchase Contracts itself or through others. If the Buyer should so elect, Seller and Escrow Agent shall immediately return to Buyer, without charge, all Acquired Purchase Contracts and papers, documents and funds, if any, then held by Seller and Escrow Agent with respect to the Acquired Purchase Contracts.

         This Servicing Escrow Agreement shall have no force and effect unless and until signed by all three parties hereto (by counterpart) , in the space provided below, but will thereafter bind the successors and assigns of each party.

                                     Buyer:
                                                    ____________________________
                                                    Jewel W. Kintzinger


                                     Seller:        TRENDWEST RESORTS, INC.

                                                    By:_________________________
                                                    Its:________________________

                                     Escrow Agent:  SAGE SYSTEMS, INC.

                                                    By:_________________________
                                                    Its:________________________

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                                  BILL OF SALE


         FOR VALUE RECEIVED, TRENDWEST RESORTS, INC., a Washington corporation (referred to herein as "Seller") sell, assign and transfer to Jewel W. Kintzinger (collectively referred to as "Buyer"), all of Seller's right, title and interest in the Acquired Purchase Contracts as of the Effective Time. The property being conveyed pursuant to this Bill of Sale is listed on Appendix "A", attached hereto.

         This Bill of Sale is given pursuant to that certain Purchase Agreement dated as of October 12, 1993, between Seller and Buyers ("Agreement"), which is incorporated herein by reference and which contains certain warranties and disclaimers applicable for this instrument. All capitalized terms in this Bill of Sale shall have the meanings specified in the Agreement.

         DATED this 12th day of October, 1993.

                                      TRENDWEST RESORTS, INC.


                                      By:______________________
                                      Its:_____________________


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                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         FOR VALUE RECEIVED, (i) TRENDWEST RESORTS, INC., a Washington corporation and (referred to herein as "Assignor"), assign, transfer and set over to Jewel W. Kintzinger (referred to as "Assignee"), all of Assignor's right, title and interest as of the Effective Time in the Acquired Purchase Contracts described in that certain Purchase Agreement dated as of October 12, 1993 between Assignor and Assignee ("Agreement"), and listed in the attached Schedule; and (ii) the Assignee hereby assumes and agrees to perform all obligations of Assignor under said contracts, which arise or mature after the Effective Time.

         This Assignment and Assumption Agreement is executed pursuant to the Agreement, which contains warranties, rights and limitations with respect to the obligations assigned and assumed hereunder and which Agreement is incorporated herein by this reference. All capitalized terms in this instrument shall have the meanings set forth in the Agreement, unless separately defined herein.

         DATED this 12th day of October, 1993.

ASSIGNEE:                                            ASSIGNOR:

                                                     TRENDWEST RESORTS, INC.
______________________
Jewel W. Kintzinger
                                                     By:________________________
                                                     Its:_______________________

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